REMINGTON PRODUCTS COMPANY, L.L.C.
                CONSOLIDATED BALANCE SHEETS
                      ($ IN MILLIONS)
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
                                                      December 31,           December 31,
                                                          2002                   2001
                                                      ------------           ------------
ASSETS
    Cash and cash equivalents                            $32.9                   $4.1
    Accounts receivable                                   73.2                   78.8
    Inventories                                           49.1                   75.2
    Prepaid and other assets                               3.5                    3.5
                                                        -------                -------
          Total current assets                           158.7                  161.6

    Property, plant and equipment, net                    12.3                   13.0
    Intangibles, net                                      52.1                   52.6
    Other assets                                          12.0                   14.5
                                                        -------                -------
          Total assets                                  $235.1                 $241.7
                                                        =======                =======

LIABILITIES AND MEMBERS' DEFICIT

    Accounts payable                                     $24.2                  $30.0
    Short-term borrowings                                  1.6                    4.1
    Current portion of long-term debt                      0.3                    0.3
    Accrued liabilities                                   50.0                   39.8
                                                        -------                -------
          Total current liabilities                       76.1                   74.2

    Long-term debt                                       185.2                  208.6
    Other liabilities                                      0.8                    1.3

    Members' deficit                                     (27.0)                 (42.4)
                                                        -------                -------
              Total liabilities and members' deficit    $235.1                 $241.7
                                                        =======                =======

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